Exhibit 5.1

April 26, 2021

Red Cat Holdings, Inc.

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

Re: Red Cat Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-253491)

Ladies and Gentlemen:

We have acted as counsel for Red Cat Holdings, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-1, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of $20,000,000 of the Company’s common stock, par value $0.001 per share (the “Shares”). The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, and the exhibits thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute books (e) the Underwriting Agreement; and (f) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Shares have been issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable shares of the Company’s common stock.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus.

Sincerely,

The Crone Law Group P.C.